UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 19, 2012

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3110 Main Street, Suite 400 Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 526-3005

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) and (d).

On April 19, 2012, Mr. Robert Garrett Jr. resigned from the Board of Directors of Forward Industries, Inc. (the “Company”), in order to permit the Board to elect an independent director to the Board to replace him.  Mr. Garrett will continue to serve in his position as Co-Chief Executive Officer of the Company.

On April 24, 2012, the Company’s Board of Directors (the “Board”) elected Timothy Gordon to serve on the Board until his successor has been duly elected and shall have qualified.  The Board also elected Mr. Gordon to the Audit Committee of the Board to replace Ciara Burnham, with the other members of the Audit Committee being John Chiste and Owen King.  Mr. Gordon is an independent director.

Timothy Gordon (age 37) is a co-founding partner of Arditi Gordon Management LLC (AGM), a real estate investment firm, and has worked there since 2009.  AGM invests in real estate recapitalizations and development opportunities, primarily in New York City and Miami.  Prior to launching AGM, Mr. Gordon served as a partner of LaGrange Capital Partners from 2003 to 2008, a special situations hedge fund.  Mr. Gordon began his career at the Blackstone Group in the restructuring area.  Following Blackstone, Mr. Gordon worked in private equity at Palladium Equity Partners.  Mr. Gordon holds a BA cum laude and an MBA, both from Harvard University.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2012	By:	/s/ Robert Garrett Jr.
		Name:	Robert Garrett Jr.
		Title:	Principal Executive Officer